LONE STAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands Except Per Share Amounts)


                                                Successor       Predecessor
                                                 Company          Company

                                              For the Three  | For the Three
                                              Months Ended   | Months Ended
                                              March 31, 1995 | March 31, 1994
                                               (Unaudited)   |
                                                             |
Consolidated Income                                          |
Revenues:                                                    |
                                                             |
 Net sales.......................................   $ 52,711 |       $ 33,709
 Joint venture income............................        673 |            381
 Other income, net...............................      1,167 |          2,691
                                                      54,551 |         36,781
                                                             |
Deductions from revenues:                                    |
 Cost of sales...................................     46,575 |         29,694
 Selling, general and administrative expenses....      7,624 |          9,836
 Depreciation and depletion......................      5,830 |          6,688
 Recovery of litigation settlement...............       -    |         (6,500)
 Interest expense (contractual interest for the              |
   1994 three months of $7,631)..................      2,341 |            233
                                                      62,370 |         39,951
                                                             |
Loss before reorganization items and income taxes     (7,819)|         (3,170)
Reorganization items:                                        |
 Adjustments to fair value.......................       -    |       (133,917)
 Other items.....................................       -    |        (13,396)
                                                        -    |       (147,313)
                                                             |
Loss before income taxes and extraordinary item       (7,819)|       (150,483)
 Credit (provision) for income taxes.............      2,737 |           (155)
                                                             |
Loss before extraordinary item...................     (5,082)|       (150,638)
Extraordinary item:  gain on discharge of                    |
  prepetition liabilities........................       -    |        127,520
                                                             |
Loss before preferred dividends..................     (5,082)|        (23,118)
 Provision for preferred dividends...............       -    |         (1,278)
                                                             |
Net loss applicable to common stock..............   $ (5,082)|       $(24,396)
                                                             |
Weighted average common stock shares outstanding.     12,067 |         n/m (a)
                                                             |
Primary and fully diluted loss per common share:             |
Loss before extraordinary item...................   $  (0.42)|         n/m (a)
Extraordinary item:  gain on discharge of                    |
  prepetition liabilities........................       -    |         n/m (a)
Net loss per common share........................   $  (0.42)|         n/m (a)


(a) Earnings per share for the three months ended March 31, 1994 are not meaningful and prior period per share amounts are not comparable to the Successor Company per share amounts due to reorganization and revaluation entries and the issuance of 12 million shares of new common stock.

The accompanying Notes to Unaudited Consolidated Financial Statements are an integral part of the Financial Statements.










LONE STAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
(In Thousands)



                                                Successor      Predecessor
                                                 Company         Company

                                              For the Three   | For the Three
                                              Months Ended    | Months Ended
                                              March 31, 1995  | March 31, 1994
                                                (Unaudited)   |
                                                              |
Retained earnings, beginning of period...........  $   29,333 |    $ (187,896)
                                                              |
Net loss.........................................      (5,082)|       (23,118)
                                                              |
Retained earnings (accumulated deficit)..........      24,251 |      (211,014)
                                                              |
Elimination of accumulated deficit...............        -    |       211,014
                                                              |
Retained earnings, end of period.................  $   24,251 |    $     -  _




The accompanying Notes to Unaudited Consolidated Financial Statements are an intergral part of the Financial Statements.












LONE STAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands)

                                                 	Successor   Predecessor
  										Company      Company

                                                      March 31, | December 31,
                                                        1995    |     1994   _
                                                     (Unaudited)|
Assets:                                                         |
  Current assets:                                               |
    Cash, including cash equivalents of $38,640                 |
     and $54,782..................................   $   38,793 |  $   55,398
    Accounts and notes receivable, net............       26,892 |      32,480
    Inventories:                                                |
      Finished goods..............................       27,182 |      21,800
      Work in process and raw materials...........        6,737 |       3,786
      Supplies and fuel...........................       19,471 |      19,943
                                                         53,390 |      45,529
                                                                |
    Other current assets..........................        4,096 |       3,243
      Total current assets........................      123,171 |     136,650
                                                                |
Net assets of liquidating subsidiary (See Note 5).       64,000 |      87,000
Joint ventures....................................       18,847 |      18,174
                                                                |
Property, plant and equipment.....................      332,623 |     326,545
Less accumulated depreciation and depletion.......       22,147 |      16,593
                                                        310,476 |     309,952
                                                                |
Other assets and deferred charges..................       2,026 |       1,544
      Total assets.................................  $  518,520 |  $  553,320
                                                                |
                                                                |
Liabilities and Shareholders' Equity:                           |
  Current Liabilities:                                          |
    Accounts payable...............................  $   12,817 |  $   14,272
    Accrued liabilities............................      45,848 |      47,337
    Other current liabilities......................       4,154 |       3,650
      Total current liabilities....................      62,819 |      65,259
                                                                |
Asset proceeds notes of liquidating subsidiary                  |
 (See Note 5)......................................      64,000 |      87,000
Senior notes payable...............................      78,000 |      78,000
Production payment.................................      14,966 |      16,966
Deferred income taxes..............................       3,947 |       6,688
Postretirement benefits other than pensions........     129,392 |     129,634
Pensions...........................................      13,274 |      14,345
Other liabilities..................................      33,681 |      32,965
                                                                |
Contingencies (See Notes 12 and 13)                             |
                                                        400,079 |     430,857
                                                                |
Shareholders' Equity:                                           |
  Common stock.....................................      12,070 |      12,000
  Warrants to purchase common stock................      15,612 |      15,613
  Additional paid-in capital.......................      66,707 |      65,700
  Retained earnings................................      24,251 |      29,333
  Cumulative translation adjustment................        (199)|        (183)
                                                        118,441 |     122,463
      Total liabilities and shareholders' equity...  $  518,520 |  $  553,320


The accompanying Notes to Unaudited Consolidated Financial Statements are an integral part of the Financial Statements.





LONE STAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)


                                                Successor      Predecessor
                                                 Company         Company

                                              For the Three   | For the Three
                                              Months Ended    | Months Ended
                                              March 31, 1995  | March 31, 1994
                                                (Unaudited)   |
                                                              |
Cash Flows from Operating Activities:                         |
                                                              |
Loss before extraordinary item...................  $   (5,082)|    $ (150,638)
Adjustments to arrive at net cash used by                     |
 operating activities:                                        |
  Depreciation and depletion.....................       5,830 |         6,688
  Deferred income taxes..........................      (2,742)|           155
  Recovery of litigation settlement..............        -    |        (6,500)
  Changes in operating assets and liabilities:                |
    Accounts and notes receivable................       5,465 |        22,157
    Inventories and other current assets.........      (9,231)|       (17,189)
    Accounts payable and other accrued expenses..      (2,444)|        (1,808)
  Unremitted earnings of joint ventures..........        (673)|           619
  Adjustments to fair value......................        -    |       133,917
  Other reorganization items.....................        -    |        13,396
  Other, net.....................................      (1,313)|        (5,866)
Net cash used by operating activities before                  |
 reorganization items............................     (10,190)|        (5,069)
                                                              |
Operating cash flows from reorganization items:               |
  Interest received on cash accumulated because               |
   of Chapter 11 proceedings.....................        -    |         1,998
  Professional fees and administrative expenses..        -    |        (5,849)
  Professional fees escrow pursuant to the                    |
   reorganization plan...........................        -    |       (12,431)
Net cash used by reorganization items............        -    |       (16,282)
                                                              |
Net cash used by operating activities............     (10,190)|       (21,351)
                                                              |
Cash Flows from Investing Activities:                         |
                                                              |
Capital expenditures.............................      (6,797)|        (6,695)
Proceeds from sales of assets....................         806 |           148
Proceeds from sales of assets held for sale......        -    |         2,457
Other, net.......................................        -    |          (348)
Net cash used by investing activities............      (5,991)|        (4,438)
                                                              |
Cash Flows from Financing Activities:                         |
                                                              |
Cash distribution pursuant to the reorganization              |
 plan............................................        -    |      (200,451)
Transfer to liquidating subsidiary...............        -    |        (5,010)
Proceeds from exercise of options................       1,076 |          -
Reduction of production payment..................      (1,500)|        (1,000)
Net cash used by financing activities............        (424)|      (206,461)
                                                              |
Net decrease in cash and cash equivalents........     (16,605)|      (232,250)
                                                              |
Cash and cash equivalents, beginning of period...      55,398 |       244,397
Cash and cash equivalents, end of period.........  $   38,793 |    $   12,147


The accompanying Notes to Unaudited Consolidated Financial Statements are an integral part of the Financial Statements.